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                                                                     EXHIBIT 5.1



                                                     November 7, 1994


   Forstmann & Company, Inc.
   1185 Avenue of the Americas
   New York, New York  10036

   Gentlemen:

             We have acted as counsel to Forstmann & Company, Inc. (the "Company") in connection with the proposed offering and sale by the Resolution Trust Corporation (in its capacity as receiver for Columbia Savings & Loan Association F.A.) (the "Selling Shareholder"), of up to 30,000 shares (the "Shares") of the Company's Common Stock, par value $.001 per share (the "Common Stock").

             In the capacity described above, we have examined originals (or copies certified or otherwise identified to our satisfaction) of the Company's Registration Statement on Form S-3 (the "Registration Statement"), the form of Common Stock certificate, the Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof, the Settlement Agreement dated September 9, 1994, between the Company and the Selling Shareholder pursuant to which the Selling Shareholder acquired the Shares, the Registration Rights Agreement dated September 9, 1994 between the Company and the Selling Shareholder, corporate and other documents, records and papers, certificates of public officials and certificates of officers of the Company. In such examination we have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us and the genuineness and conformity to original documents of documents submitted to us as certified or photostatic copies.

             On the basis of such examination, it is our opinion that the Shares are duly and validly issued and outstanding, fully paid and non-assessable shares of Common Stock of the Company.

             We are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia and the Federal law of the United States of America.
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   Forstmann & Company, Inc
   November 7, 1994
   Page 2



             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the related prospectus.

                                       Very truly yours,

                                       /s/Troutman Sanders